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                                                                    Exhibit 23.5



February 5, 1999


         PaineWebber Incorporated ("PaineWebber") hereby consents to the inclusion in this Proxy Statement-Prospectus, filed as a part of this Registration Statement on Form S-4, of its opinion dated October 21, 1998, and to the references made to PaineWebber in the "Summary: Opinions of PaineWebber and Bear Stearns", "Approval of the Merger and Related Transactions: Material Contacts and Board Deliberations", and "Approval of the Merger and Related
Transactions: PaineWebber Opinion" sections of such Proxy Statement-Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                   Very truly yours,

                                                   PAINEWEBBER INCORPORATED

                                                   By PAINEWEBBER INCORPORATED
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